Exhibit 99.2
LEHMAN BROTHERS HOLDINGS INC.
SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)
(Dollars in millions, except per share data)

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
                                                                                Quarters Ended
                                                         5/31/02     2/28/02     11/30/01     8/31/01     5/31/01     2/28/01
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  INCOME STATEMENT
  Net Revenues                                            $1,663      $1,606       $1,203      $1,628      $2,022      $1,883
  Non-Interest Expenses:
     Compensation and Benefits                               848         819          615         830       1,032         960
     Nonpersonnel Expenses                                   379         347          345         363         365         350
  Net Income (a)                                             296         298          130         309         430         387
  Net Income Applicable to Common Stock                      285         262          119         298         369         375
  Earnings per Common Share (b)
     Basic                                                 $1.16       $1.07        $0.49       $1.24       $1.51       $1.52
     Diluted                                               $1.08       $0.99        $0.46       $1.14       $1.38       $1.39

  FINANCIAL RATIOS (%)
  Return on Common Equity
    (annualized) (c)                                        14.1        13.4          6.3        16.2        20.6        21.2
  Return on Common Equity
      (annualized, excluding the special preferred
      dividends, where applicable (d)                       14.1        14.6          6.3        16.2        23.4        21.2

  Pretax Operating Margin (e)                               26.2        27.4          9.6        26.7        30.9        30.4

  Compensation & Benefits/Net Revenues                      51.0        51.0         51.1        51.0        51.0        51.0

  Effective Tax Rate (f)                                    29.0        29.0       (24.4)        25.8        29.0        30.0

  BALANCE SHEET
  Total Assets                                          $270,000    $260,061     $247,816    $243,337    $235,936    $236,287
  Total Assets Excluding Matched Book (g)                178,000     168,850      164,538     156,393     152,890     155,766
  Common Stockholders' Equity                              8,206       7,948        7,759       7,411       7,279       7,047
  Total Stockholders' Equity + Preferred Securities
    Subject to   Mandatory Redemption                      9,616       9,358        9,169       8,821       8,689       8,457
  Total Capital (h)                                       46,259      47,343       47,470      48,157      46,425      44,769
  Net Leverage (i)                                         18.5x       18.0x        17.9x       17.7x       17.6x       18.4x
  Book Value per Common Share (j)                          33.22       32.47        31.81       30.83       29.93       28.90

  OTHER DATA (#s)
  Employees                                               12,694      12,851       13,090      13,281      12,426      11,925
  Common Stock Outstanding                           243,573,905 244,169,647  237,534,091 239,046,975 244,202,014 247,321,056
  Weighted Average Shares
     Basic                                           245,767,129 245,284,387  241,933,119 240,414,784 243,852,453 246,154,488
     Diluted                                         263,491,206 265,202,416  261,545,485 261,755,211 266,878,412 270,689,336


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  (a) Fourth quarter 2001 net income includes a $71 million after tax charge
      ($127 million pre-tax) for September 11th related write-offs and expenses, net.
  (b) The Company's September 11th charge recorded in the fourth quarter of 2001 resulted in a decrease to basic and fully diluted EPS of $0.30 and $0.27, respectively.
  (c) The Company's return on common equity was reduced by approximately 3.7% as a result of the September 11th charge recorded in the fourth quarter of 2001.
  (d) Return on common equity calculated using net income before adjusting for special preferred dividends of $25 million in the first quarter of 2002and $50 million in the second quarter of 2001.
  (e) Pre-tax operating margin in the fourth quarter of 2001 was reduced by approximately 10.6% as a result of the September 11th charge.
  (f) The effective tax rate in the fourth quarter of 2001 excluding the special charge was 11.5%.
  (g) Matched book is defined as the lower of securities purchased under agreements to resell or securities sold under agreements to repurchase.
  (h) Total capital includes long-term debt, stockholder's equity and preferred securities subject to mandatory redemption.
  (i) Net leverage ratio is calculated using total assets excluding matched book to total stockholders' equity and other preferred securities.
  (j) This calculation includes restricted stock units granted under Lehman Stock Award Programs included in stockholders' equity.